UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

8-K FORM

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2024

Fortress Credit Realty Income Trust
(Exact name of registrant as specified in its charter)

Maryland	000-56685	99-3367363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas New York, NY	10105
(Address of principal executive offices)	(Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Subsidiary Loan Agreement and Limited Guaranty

On November 8, 2024, FCR TL Holdings LLC (“FCR TL”), an indirect, wholly-owned subsidiary of Fortress Credit Realty Income Trust (the “Company”), as borrower, entered into a Loan and Security Agreement (the “Subsidiary Loan Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), pursuant to which, among other things, the lenders from time to time party thereto agreed to make loans and other financial accommodations available to FCR TL on an uncommitted basis in an aggregate principal amount not to exceed $300,000,000 (the “Subsidiary Loan”). Subject to the terms and conditions of the Subsidiary Loan Agreement, all amounts outstanding under the Subsidiary Loan Agreement will be due and payable in full on May 8, 2027, or such earlier date upon which the Subsidiary Loan Agreement shall terminate in accordance with the provisions thereof.  Capitalized terms used herein and not otherwise defined herein shall have the meaning attributed to such terms in the Subsidiary Loan Agreement.

The obligations of FCR TL under the Subsidiary Loan Agreement are secured by, among other things, (i) substantially all of the assets of FCR TL and certain other direct and indirect subsidiaries of FCR TL, each of which has provided a guaranty of FCR TL’s obligations under the Subsidiary Loan Agreement, (ii) a pledge of the equity interests of FCR TL by its immediate parent entity, FCR TL Investors LLC, and (iii) all proceeds of the foregoing, in each case subject to certain exclusions set forth in the Subsidiary Loan Agreement and the other Loan Documents. Further, the Subsidiary Loan will bear interest at the greater of (i) a rate equal to daily simple SOFR and (ii) zero (0%), plus two percent (2.00%). The Subsidiary Loan is prepayable, in whole or in part, at any time without premium or penalty, in accordance with the terms of the Subsidiary Loan Agreement.

The Subsidiary Loan Agreement contains various restrictions and covenants applicable to FCR TL. Among other requirements, FCR TL may not exceed certain debt limitations and is subject to certain investment limitations, subject to certain carveouts described more fully therein.

The Subsidiary Loan Agreement also contains customary events of default. If an event of default under the Subsidiary Loan Agreement occurs and is continuing, then the Administrative Agent may declare any outstanding obligations under the Subsidiary Loan Agreement to be immediately due and payable. In addition, if FCR TL becomes the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Subsidiary Loan Agreement will automatically become due and payable.

In connection with the Subsidiary Loan Agreement, the Company provided a Limited Guaranty (the “Limited Guaranty”), pursuant to which the Company (i) has agreed to guarantee losses associated with customary non-recourse carve-outs with respect to the Guarantors (as defined in the Limited Guaranty), FCR TL, FCR TL Investors LLC or any Eligible Asset Owner and (ii) agreed to satisfy certain financial covenants as set forth in the Subsidiary Loan Agreement, including minimum net worth and liquidity requirements. The Company is also liable under the Limited Guaranty for costs, expenses, damages and losses actually incurred by the Administrative Agent resulting from customary “bad boy” events pertaining to the Company as described more fully in the Limited Guaranty.

The foregoing is only a summary of the material provisions of the Subsidiary Loan agreement and Limited Guaranty and is qualified in its entirety to the full text of the Subsidiary Loan Agreement and Limited Guaranty, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K (this “Current Report”) and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Loan and Security Agreement, dated November 8, 2024, among JPMorgan Chase Bank, N.A., as administrative agent, the lenders from time to time party thereto, and FCR TL Holdings LLC, as borrower (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form 10 (File No. 000-56685) filed with the SEC on November 15, 2024).

10.2
Limited Guaranty, dated November 8, 2024, made by the Company, as guarantor, for the benefit of the lenders (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form 10 (File No. 000-56685) filed with the SEC on November 15, 2024).

10.3
Promissory Note, dated November 8, 2024, by and between FCR TL Holdings LLC, as obligor, and JPMorgan Chase Bank, N.A., as lender (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form 10 (File No. 000-56685) filed with the SEC on November 15, 2024).

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